Exhibit 10.1
Private and Confidential
Date 28 April 2010
NAVIOS MARITIME HOLDINGS INC.
as Borrower
COMMERZBANK AG and HSH NORDBANK AG
as Lenders
HSH NORDBANK AG
as Swap Bank, Joint-Arranger, Agent,
Account Bank and Security Trustee
and
COMMERZBANK AG
as Joint-Arranger
as Swap Bank

FIFTH SUPPLEMENTAL AGREEMENT

in relation to a Facility Agreement dated 1 February 2007 (as amended), for a term loan facility of up to US$280,000,000
and a reducing revolving credit facility of up to US$120,000,000
PIRAEUS

Index

Clause		Page No
1	INTERPRETATION	3
2	AGREEMENT OF THE LENDERS	5
3	CONDITIONS PRECEDENT	6
4	REPRESENTATIONS AND WARRANTIES	9
5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER SECURITY DOCUMENTS	9
6	FURTHER ASSURANCES	11
7	FEES AND EXPENSES	12
8	NOTICES and other matters	12
9	SUPPLEMENTAL	12
10	LAW AND JURISDICTION	13
SCHEDULE VESSEL DETAILS		15

THIS AGREEMENT is made on 28 April 2010
BETWEEN
(1)	NAVIOS MARITIME HOLDINGS INC. as Borrower;

(2)	COMMERZBANK AG and HSH NORDBANK AG as Lenders;

(3)	HSH NORDBANK AG as Swap Bank, Joint-Arranger, Agent, Account Bank and Security Trustee; and

(4)	COMMERZBANK AG as Joint-Arranger and Swap Bank.
BACKGROUND
(A)	By a Facility Agreement dated 1 February 2007 (as amended by supplemental agreements dated 15 November 2007, 24 December 2007, 23 March 2009 and 8 January 2010) and made between the parties hereto, the Lenders made available to the Borrower a term loan of (originally) up to US$280,000,000 and a reducing revolving credit facility of up to US$120,000,000.

(B)	The Borrower has made a request to the Lenders that they release to it certain pledged deposits and that they accept additional security.

(C)	This Agreement sets out the terms and conditions on which the Lenders agree, with effect on and from the Effective Date, to (i) release the said deposits and (ii) the inclusion of additional vessels as security for the Loan and Revolving Facility and the consequential amendments to the Facility Agreement.
IT IS AGREED as follows:
1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Facility Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Additional Charter” means, in respect of “NAVIOS FULVIA” and “NAVIOS MELODIA”, a time charterparty made or to be made in respect thereof in a form acceptable to the Agent and the Majority Lenders;

“Additional Charter Assignment” means, in respect of “NAVIOS FULVIA” and “NAVIOS MELODIA”, a specific assignment of the rights of the Additional Owner thereof under the relevant Additional Charter executed or to be executed by the Owner thereof in favour of the Security Trustee (including any notices and/or acknowledgement and/or undertakings associated therewith) in such form as the Agent and the Majority Lenders may require in their sole discretion;

“Additional General Assignment” means, in respect of each Additional Vessel, a first priority general assignment of the earnings, the insurances and any requisition compensation thereof executed or to be executed by the Additional Owner thereof in favour of the Security Trustee, in such form as the Agent and the Majority Lenders may require in their sole discretion;

“Additional Guarantees” means, together, the unconditional, irrevocable and on demand guarantees of the obligations of the Borrower under the Facility Agreement, the Master Agreements and the Security Documents required to be executed by each of the Additional Owners in favour of the Security Trustee in such form as the Agent and the Majority Lenders may require in their sole discretion;

“Additional Management Agreement” means, in respect of each Additional Vessel, the agreement made or to be made between the relevant Additional Owner and the Technical Manager in a form previously approved in writing by the Agent (acting on the instructions of the Majority Lenders);

“Additional Manager’s Undertaking” means, in respect of each Additional Vessel, the undertakings and assignment required to be executed by the Technical Manager in favour of the Security Trustee in respect thereof in such form as the Agent and the Majority Lenders may require in their sole discretion;

“Additional Mortgage” means, in respect of each Additional Vessel, a first preferred ship mortgage (and, if required, a deed of covenant collateral thereto) in respect thereof made or to be made by the relevant Additional Owner in favour of the Security Trustee in such form as the Agent and the Majority Lenders may in their sole discretion require;

“Additional Owner” means each of the Fulvia Owner, the Melodia Owner and the Vector Owner and in the plural means all of them;

“Additional Security Documents” means, together:
(a)	the Additional Guarantees;

(b)	the Additional General Assignments;

(c)	the Additional Mortgages;

(d)	the Additional Charter Assignments if any; and

(e)	the Additional Manager’s Undertakings
and in singular, means any of them;

“Additional Underlying Documents” means, together, the Additional Management Agreements and the Additional Charters;

“Additional Vessels” means such of “NAVIOS FULVIA”, “NAVIOS VECTOR” and “NAVIOS MELODIA” as is at any relevant time subject to an Additional Mortgage;

“Aggregate Facility Amount” means, at any relevant time, the aggregate of the Loan and the Revolving Facility;

“Effective Date” means the Banking Day on which all the conditions precedent referred to in Clause 3.2 in respect of “NAVIOS VECTOR” have been fulfilled by the Borrower;

“Facility Agreement” means the Facility Agreement dated 1 February 2007 (as amended) referred to in Recital (A);

“Final Release Date” means 30 September 2010 (or such later date as the Lenders may agree, in their sole discretion);

“Fulvia Owner” means a company to be nominated to the Agent as the Owner of “NAVIOS FULVIA”;

“Melodia Owner” means a company to be nominated to the Agent as the Owner of the “NAVIOS MELODIA”;

“Net Facility Amount” means, at any relevant time, the Aggregate Facility Amount less the Substitute Cash Collateral;

“Released Cash Amount” means, in relation to each Additional Vessel, the amount released or to be released from the Substitute Cash Collateral in such amount so that the ratio of the Security Value (excluding the Substitute Cash Collateral) to the Net Facility Amount immediately after such release is equal to the greater of:

(a) the ratio of the Security Value (excluding the Substitute Cash Collateral) to the Net Facility Amount immediately before execution of the relevant Additional Mortgage over an Additional Vessel on that date; and

(b) 130.69%,

provided that after such release in respect of “NAVIOS VECTOR” the Substitute Cash Collateral shall be no less than USD80,000,000;

“Substitute Cash Collateral” means the amount of USD117,518,552.59 standing to the credit of the Retention Account (which amount is in addition to the sums standing to the credit thereof in relation to the monthly retentions made pursuant to Clause 14 of the Facility Agreement), as the same may be reduced from time to time in accordance with Clauses 2.1; and

“Vector Owner” means Vector Shipping Corporation, a corporation organized and existing under the laws of the Marshall Islands, with its registered office at Trust Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands.

Words and expressions advised in the Schedule to this Agreement shall have the meanings given to them therein as if set out in full in this Clause 1.2.

1.3	Application of construction and Interpretation provisions of Facility Agreement. Clauses 1.3, 1.4, 1.5 and 1.6 of the Facility Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE LENDERS

2.1	Release and Discharge of Security. The Lenders hereby agree to release from the Substitute Cash Collateral the Released Cash Amount or Released Cash Amounts on condition that:

2.1.1	No release shall be made after the Final Release Date;

2.1.2	Releases shall be made upon (i) fulfilment of conditions precedent set out in Clause 3.2 so far as they relate to “NAVIOS VECTOR” and (ii) fulfilment of conditions precedent set out in Clause 3.2 so far as they relate to “NAVIOS FULVIA” and “NAVIOS MELODIA” simultaneously but not separately;

2.1.3	the Agent, or its authorised representative, has received the documents and evidence specified in Clause 3.2 in form and substance satisfactory to the Agent;

2.1.4	the representations and warranties contained in clause 4 are then true and correct as if each was made with respect to the facts and circumstances existing at such time and the same being unaffected by the release of the Released Cash Amount; and

2.1.5	no Default has occurred and being continuing and there is no Default which would result from the release of the Released Cash Amount.

2.2	If on the Final Release Date the Substitute Cash Collateral has not been reduced to zero the Account Bank shall on the Final Release Date pay the remaining balance of the Substitute Cash Collateral to the Agent to apply in accordance with Clauses 4.8.2 and 4.8.3 of the Facility Agreement.

3	CONDITIONS PRECEDENT

3.1	Definitions. In Clause 3.2:

“Release Date” is each date on which the Borrower requests any Released Cash Amount to be released from the Substitute Cash Collateral,

“Relevant Vessel” means the relevant one of the Additional Vessels over which an Additional Mortgage is to be executed upon release of the Released Cash Amount,

“Relevant Owner” means the Additional Owner thereof, and

“Relevant Additional Security Documents” means the Additional Security Documents which relate to the Relevant Vessel or to be executed by the Relevant Owner;

3.2	Conditions precedent to release of a Released Cash Amount. The conditions referred to in Clause 2.1 are that the Agent shall have received the following documents:

(a)	Corporate documents

Certified Copies of all documents which evidence or relate to the constitution of the Borrower (in respect of the first Released Cash Amount only) and the Relevant Owner and its current corporate existence;

(b)	Corporate authorities
(i)	Certified Copies of resolutions of the directors of the Borrower (in respect of the first Released Cash Amount only) and of the Relevant Owner approving such of this Agreement and the Relevant Additional Security Documents to which the Borrower or the Relevant Owner is a party and authorising the execution and delivery thereof and performance of the Relevant Owner’s and the Borrower’s obligations thereunder, additionally certified by an officer of the Borrower or the Relevant Owner as having been duly passed at a duly convened meeting of the directors of the Borrower or the Relevant Owner and not having been amended, modified or revoked and being in full force and effect; and

(ii)	originals or Certified Copies of any powers of attorney issued by the Borrower (in respect of the first Released Cash Amount only) and the Relevant Owner pursuant to such resolutions;
(c)	Required Authorisations

a certificate (dated no earlier than 5 Banking Days prior to a Release Date) that there are no Required Authorisations or that there are no Required Authorisations except those described in such certificate and Certified Copies of which as duly executed (including any conditions and/or documents ancillary thereto) are appended thereto.

(d)	Certificate of incumbency

a list of directors and officers of the Borrower (in respect of the first Released Cash Amount only) and the Relevant Owner specifying the names and positions of such persons, certified by an officer of the Borrower and the Relevant Owner to be true, complete and up to date;

(e)	Evidence satisfactory to the Lenders that the Relevant Vessel:
(i)	Registration and Encumbrances

is registered in the name of the Relevant Owner through the relevant Registry and that she and her earnings, insurances and requisition compensation (as defined in the Additional Mortgage in respect of the Relevant Vessel) and any Additional Charter are free of Encumbrances except Permitted Encumbrances (such evidence to include relevant certificates issued by the Flag State and results of searches carried out against the said Registry by the Agent or its lawyers);

(ii)	Classification

maintains the Classification free of all requirements and recommendations of the Classification Society; and

(iii)	Insurance

is insured in accordance with the provisions of the Relevant Additional Security Documents and all requirements of such Relevant Additional Security Documents in respect of such insurance have been complied with (including without limitation, receipt by the Agent of customary brokers’ letters of undertaking regarding the placing of hull and machinery and war risks cover and confirmation from the protection and indemnity association or other insurer with which the Relevant Vessel is entered for insurance or insured against protection and indemnity risks, that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to her);
(f)	Relevant Additional Security Documents

The Relevant Additional Security Documents duly executed and delivered;

(g)	Notices of assignment and acknowledgements

counterpart originals of duly executed notices of assignment required by the terms of the Relevant Additional Security Documents referred to in (f) above and in the forms prescribed by the Relevant Additional Security Documents and any other documents required to be delivered pursuant thereto;

(h)	Mortgage registration

evidence that the Additional Mortgage in respect of the Relevant Vessel has been duly registered against her in accordance with the laws of the relevant Flag State;

(i)	Laws of the relevant flag state: opinion

an opinion of the Banks’ nominated special legal advisers in the Flag State in which the Relevant Vessel is registered;

(j)	Laws of Panama: opinion

an opinion of Messrs Patton Moreno & Asvat, special legal advisers in Panama to the Banks;

(k)	Laws of the Marshall Islands: opinion

an opinion of Messrs Cozen O’Connor, special legal advisers in New York to the Banks;

(l)	Registration forms

such statutory forms duly signed by the Relevant Owner as may be required by the Agent to perfect the security contemplated by the Relevant Additional Security Documents, including, but not limited to, any UCC-1 Financing Statements as the Agent may consider necessary to be filed in Connecticut and Washington DC;

(m)	ISPS Code

evidence satisfactory to the Agent that the Relevant Vessel is subject to a ship security plan which complies with the ISPS Code and (ii) a copy of the ISSC for such Vessel;

(n)	Manager’s confirmation

written confirmation addressed by the Technical Manager to the Agent that the representations and warranties set out in clause 7.1.20 of the Facility Agreement (Environmental Matters) and clause 7.1.21 of the Facility Agreement (ISM and ISPS Code) are true and correct;

(o)	Valuation

a valuation of the Relevant Vessel and each Mortgaged Vessel, prepared at the cost of the Borrower by an Approved Broker not more than 3 months prior to the relevant Release Date and to be provided to the Agent no more than 10 or fewer than 5 Banking Days prior to that Release Date, giving her charter-fee value in scope and form and substance acceptable to the Lenders;

(p)	Survey

a survey report in respect of the Relevant Vessel to be prepared at the cost of the Borrower by a marine surveyor or surveyors acceptable to the Arrangers, in form, substance and scope acceptable to the arrangers.

(q)	Fees

evidence that all fees due and payable to the Banks under Clause 7 have been paid in full;

(r)	London agent

documentary evidence that the agent for service of process named in clause 19 of the Facility Agreement has accepted its appointment in respect of this Agreement and the Relevant Security Documents; and

(s)	Underlying Documents

True and complete copies of the Additional Underlying Documents and all ISM Code Documentation which relate to the Relevant Vessel;

(t)	Acknowledgment

in respect of the first Released Cash Amount only, a letter signed by each Security Party (other than the Borrower) in such form as the Agent and the Majority Lenders may require in their sole discretion acknowledging the terms of this Agreement;

(u)	Insurance Report

a written report from a maritime insurance consultant or broker acceptable to the Lenders in a form and content acceptable to the Lenders in respect of the insurances on the Relevant Vessel, which report shall certify that such insurances are placed through or with insurance brokers and clubs, in amounts, covering risks and on terms acceptable to the Majority Lenders and that the same are in accordance with the terms of the Additional Mortgage in respect of such Relevant Vessel; and

(v)	Further opinions, etc

any further opinions, consents, agreements and documents in connection with this Agreement and the Security Documents which the Agent may request by notice to the Borrower prior to the relevant Release Date.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Facility Agreement representations and warranties. The Borrower represents and warrants to each Bank that the representations and warranties in clause 7 of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER SECURITY DOCUMENTS

5.1	Specific amendments to Facility Agreement. With effect on and from the Effective Date the Facility Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:
(a)	by adding in Clause 1.1 thereof each of the definitions in Clause 1.2 of this Agreement and the Schedule of this Agreement (other than the definitions of “Effective Date” and “Facility Agreement”);

(b)	by deleting the definition of “Applicable Margin” in Clause 1.1 and replacing it as follows:

““Applicable Margin” means with effect from 22 April 2010, in relation to each Interest Period, the relevant one of the following as shall be notified to the Borrower by the Agent under Clause 3.5:
(i)	1.15% per annum while the Aggregate Facility Amount is less than 40% of the Security Value;

(ii)	1.20% per annum while the Aggregate Facility Amount is equal to or more than 40% but less than 50% of the Security Value;

(iii)	1.25% per annum while the Aggregate Facility Amount is equal to or more than 50% but less than 55% of the Security Value;

(iv)	1.30% per annum while the Aggregate Facility Amount is equal to or more than 55% but less than 60% of the Security Value;

(v)	1.40% per annum while the Aggregate Facility Amount is equal to or more than 60% but less than 65% of the Security Value;

(vi)	1.50% per annum while the Aggregate Facility Amount is equal to or more than 65% but less than 70% of the Security Value;

(vii)	1.65% per annum while the Aggregate Facility Amount is equal to or more than 70% but less than 75% of the Security Value; and

(viii)	1.75% per annum while the Aggregate Facility Amount is equal to or more than 75% of the Security Value;”;
(c)	by adding as new items (dd), (ee) and (ff) in the list of companies in the definition of “Guarantors” in Clause 1.1 the words “(dd) the Fulvia Owner, (ee) the Melodia Owner and (ff) the Vector Owner;”

(d)	by adding to the definition of “Mortgage” in Clause 1.1 after the words “the Orbiter Mortgage” the words “and, in respect of each Additional Vessel, the Additional Mortgage thereof”;

(e)	by adding in the definition of “Owner” in Clause 1.1 after the words “the Orbiter Owner” the words “ in respect of “NAVIOS FULVIA”, the Fulvia Owner, in respect of the “NAVIOS MELODIA”, the Melodia Owner and in respect of “NAVIOS VECTOR”, the Vector Owner”;

(f)	by adding after the words “the New Security Documents” in the definition of “Security Documents” in Clause 1.1 the words “, the Additional Security Documents”;

(g)	by adding in the first line of the definition of “Security Party” in Clause 1.1, after the word “the New Security Parties” the words “the Additional Owners”;

(h)	by adding in the definition of “Vessels” in Clause 1.1 after the words “and the New Vessels” the words “and the Additional Vessels”;

(i)	by deleting Clause 4.5.3 and replacing it as follows:
“4.5.3 The Proceeds shall be released to the Borrower upon receipt by the Lenders of the documents and evidence referred to in Clause 4.5.2(a), in the case of the Additional Vessels only, no later than 30 September 2010 and otherwise within 120 days of the Due Date, or, if the Lenders do not receive such documents and evidence on or before (i) 30 September 2010 in the case of the Additional Vessels or (ii) such 120th day in any other case, then the Proceeds shall be paid to the Agent to apply the Original Amount in accordance with Clauses 4.3 or 4.4 and to pay any balance to the Borrower.”;
(j)	by construing the definitions of “Mortgage”, “General Assignment”, “Charter Assignment”, “Guarantee” and “Managers’ Undertaking” to include, respectively, the Additional Mortgages, the Additional General Assignments, the Additional Charter Assignments, the Additional Guarantees and the Additional Manager’s Undertakings;

(k)	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Facility Agreement as amended and supplemented by this Agreement.
5.2	Amendments to Security Documents. With effect on and from the Effective Date each of the Security Documents other than the Facility Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:
(a)	the definition of, and references throughout each of the Security Documents to, the Facility Agreement and any of the other Security Documents shall be construed as if the same referred to the Facility Agreement and those Security Documents as amended and supplemented by this Agreement or the relevant Additional Security Documents;

(b)	by construing references throughout each of the Security Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Security Documents as amended and supplemented by this Agreement or the relevant Additional Security Documents.
5.3	Security Documents to remain In full force and effect. The Security Documents shall remain in full force and effect as amended and supplemented by:
(a)	the amendments to the Security Documents contained or referred to in Clauses 5.1 and 5.2 or the relevant Additional Security Documents; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.
6	FURTHER ASSURANCES

6.1	Borrower’s obligation to execute further documents etc. The Borrower shall, and shall procure that any other party to any Security Document shall:
(a)	execute and deliver to the Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Agent may, in any particular case, specify,

(b)	effect any registration or notarisation, give any notice or take any other step, which the Agent may, by notice to the Borrower or other party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:
(a)	validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to the Facility Agreement or any other Security Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.
6.3	Terms of further assurances. The Agent may specify the terms of any document to be executed by the Borrower or any other party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Agent considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5	Additional corporate action. At the same time as the Borrower or any other party delivers to the Agent any document executed under Clause 6.1(a), the Borrower or such other party shall also deliver to the Agent a certificate signed by 2 of the Borrower’s or that other party’s directors which shall:
(a)	set out the text of a resolution of the Borrower’s or that other party’s directors specifically authorising the execution of the document specified by the Agent, and

(b)	state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower’s or that other party’s articles of association or other constitutional documents.
7	FEES AND EXPENSES

7.1	Arrangement fee. The Borrower shall pay to the Agent (to the extent not already paid) on the date of this Agreement a non-refundable arrangement fee of USD300,000 for distribution among the Lenders pro rata to their Commitments.

7.2	Agency fee. The Borrower shall pay to the Agent (to the extent not already paid) on the date of this Agreement a non-refundable agency fee of USD100,000.

7.3	Expenses. The provisions of clause 5 (Fees and Expenses) of the Facility Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	NOTICES AND OTHER MATTERS

8.1	General. The provisions of clause 17 (Notices and other matters) of the Facility Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Facility Agreement provisions. The provisions of clauses 18 and 19 (Governing Law and Jurisdiction) of the Facility Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

SIGNED as a deed by ALEXANDROS LAIOS	)
for and on behalf of	)
NAVIOS MARITIME HOLDINGS INC.	)	/s/ Alexandros Laios
(as Borrower under and pursuant to	)
a power of attorney dated April 2010)

SIGNED by ROBIN PARRY	)
for and on behalf of	)	/s/ Robin Parry
COMMERZBANK AG	)
(as a Lender))

SIGNED by ROBIN PARRY	)
for and on behalf of	)	/s/ Robin Parry
HSH NORDBANK AG	)
(as a Lender))

SIGNED by ROBIN PARRY	)
for and on behalf of	)	/s/ Robin Parry
HSH NORDBANK AG	)
(as a Swap Bank))

SIGNED by ROBIN PARRY	)
for and on behalf of	)
HSH NORDBANK AG	)	/s/ Robin Parry
(as Joint-Arranger, Agent, Account	)
Bank and Security Trustee))

SIGNED by ROBIN PARRY	)
for and on behalf of	)	/s/ Robin Parry
COMMERZBANK AG	)
(as Joint-Arranger))

SIGNED by ROBIN PARRY	)
for and on behalf of	)	/s/ Robin Parry
COMMERZBANK AG	)
(as Swap Bank))

Witness to all the above	)
Signatures:	)	/s/ Ronan Le Du
Name: RONAN LE DU	)
Address Ince & Co., Akti Miaouli 47-49,	)
Piraeus 185 36, Greece